UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2007

EASTERN VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	0-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 443-8423

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c ) under the Exchange Act 17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 1, 2007, Joe A. Shearin, President & CEO of Eastern Virginia Bankshares, Inc. presented at the KBW 8th Annual Community Bank Investor Conference in New York. The presentation is available through the Company’s website www.evb.org. The first page is the presidents welcome, near the bottom, there is a line that says: CEO Shearin speaks at investor conference. Click on the highlighted “Click Here” which will link you to the KBW website. You may have to type in your name, company and email address as a registration to get to the presentation page. On this page, click on a small arrow in a gray circle that should say listen. This will start the presentation. This link will be available for 60 days following the August 1 presentation.

This information set forth under “Item 7.01. Regulation FD Disclosure,” shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastern Virginia Bankshares, Inc.

	/s/ Ronald L. Blevins	Date:	August 2, 2007
By:	Ronald L. Blevins
Chief Financial Officer